MOBIFORM Software Inc.

2010-2011

Annual Report

Table of Contents

Note regarding forward looking statements

This presentation contains forward-looking statements that involve known and unknown risks and uncertainties. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, income, cash flow, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “should,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. The unknown factors include economic conditions, the results of negotiations of potential future business in our pipeline, the financial and operational health of our prospects and customers and many others which have not been stated. These factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Message from the CEO

Dear Shareholders,

2011 was a challenging year for the Company, but we made it through and are very excited to share with you our progress and projections for the upcoming year.

Mobiform's revenue for fiscal 2011 was up 19% to $980,909 from $824,508 the year before. Our total operating expenses declined by almost 8% in the same period. The result was a net income of $41,676 for the year, an increase of $234,146.

Mobiform's revenue comes from two revenue sources: the licensing of our technology to other companies, and the sale of our own industrial automation products to heavy industry. While revenues increased over 2010, one of our primary goals was to increase the revenue from the automation side of our business. This is the portion of the business that we know will scale. We succeeded in achieving this goal. The actual revenues from technology licensing decreased in 2010 as some larger consulting projects came to a close. Revenue increases came from industrial automation software sales. Not only were the software sales considerably higher than 2010, Mobiform was also engaged in the role of system integrator providing valuable services to our client companies.

In February Mobiform Software signed a long term agreement to provide data visualization technology for machines developed by Joy Mining Machinery, a global supplier of underground mining equipment. Under the terms of the multi-year agreement, Mobiform will provide portions of its SCADA (Supervisory Control and Data Acquisition) system 'Status,' custom development and graphics design services to improve the monitoring and control of underground mining machinery developed by Joy.

We also executed a seven year agreement with General Electric, allowing them to use Mobiform's Silverlight technology in their products. A reseller agreement was signed with yet another Fortune 500 company, allowing them to sell Mobiform's Status HMI/SCADA system to their customers.



Photo of a Joy Mining Continuous Miner. Image from MiningWeeky.com

Mobiform's initial plans for growing the Company involved three rounds of investment. One for building the technology, one for a proper launch of the Company and its products, and thirdly an acquisition round for rapid growth. Mobiform fulfilled its promise to shareholders by bringing the Company public and building world class technology. The economic downturn of the past couple of years has unfortunately made funding of the second and third rounds nearly impossible.

The economy has been turning around the past year, and efforts were made again in 2011 to obtain growth funding. Mobiform engaged with a number of reputable firms, three in New York and one in Boca Raton, Florida to try and raise capital. Mobiform provided due diligence documents, entered into agreements, met with the companies repeatedly and opened its doors for inspection. But at the end of the day, the investment banking firms we engaged with were not able to produce growth investment under any reasonable terms that the Company could accept. Any offers of funding were either toxic, or produced so much dilution for the existing shareholders that it was not in the shareholders or Company's best interest to accept the terms.

We will consider any offers of financing to grow the business in 2012, but only under terms favorable to our existing shareholders. In the absence of growth funding, we are going to continue to grow the company organically which will be at a considerably slower pace than with growth funding.

Mobiform is optimistic for the upcoming year. Revenue from existing and pending technology licensing agreements alone could generate $400,000 for 2012 and even more for 2013. Industrial Automation sales and requests for services are increasing every month. We are optimistic the reseller agreement we have signed with a large Fortune 500 company and other resellers and system integrators will lead to increases in industrial automation sales and services. We have set a target for the company of 32.5% growth ($1,300,000 in revenue) with a net profit of $300,000 or 0.012 cents per share for 2012.

Mobiform has been reinvesting net income back into the company primarily for marketing to grow our automation sales. As our revenue grows the market will take notice, and our share price will reflect the Company's true value.

Regards,

Allen Ronald DeSerranno

President and Chief Executive Officer

Business Overview

HMI (Human Machine Interface) and SCADA (Supervisory Control and Data Acquisition) software products are used extensively in industrial automation for monitoring and controlling equipment. The dashboard in your car is an example of an HMI interface. Your dashboard tells you the speed of your vehicle, engine temperature and the amount of oil in your engine. Similar dashboards are used everywhere in heavy industry.

HMI and SCADA systems are used for monitoring the HVAC (Heating Ventilation and Air Conditioning) systems in large commercial complexes. They are used in waste water treatment plants, with oil wells, hydro electric plants, subway systems, pharmaceuticals and almost every manufacturing facility


STATUS
VISION DESIGNER®
Real-Time, Real-Easy® Data Access
Status has enhanced support for easy data binding, including drag-n-drop binding, which means that you can spend less time worrying about how to bind your data sources to your UI controls and more time actually monitoring and controlling you processes.

including the making of Kraft Dinner. Maximizing operator effectiveness is essential to minimize the risks of accidents, eliminate unscheduled downtime, and maximize production quality.


Design
Deploy
Production Line
03:54:03

Year at a Glance



Revenue
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
2009
2010
2011
*2012
Revenue



Net Income
$400,000
$200,000
$-
$(200,000)
$(400,000)
$(600,000)
$(800,000)
$(1,000,000)
2009
2010
2011
*2012
Net Income



Earnings Per Share
$0.02
$0.01
$-
$(0.01)
$(0.02)
$(0.03)
$(0.04)
$(0.05)
2009
2010
2011
*2012
Earnings Per Share

* Target for 2012

Financial Statements Summary

MOBIFORM SOFTWARE, INC.

BALANCE SHEETS

	October 31, 2011	October 31, 2010
Assets		
Current Assets		
Cash and Cash Equivalents	$ 13,958	$ 67,980
Accounts Receivable – Net	59,674	73,290
Accrued Revenue	174,350	4,250
Prepaid Expenses and Other Current Assets	1,835	3,843
Total Current Assets	249,817	149,363
Property and Equipment – Net	15,542	29,405
Other Assets		
Security Deposits	3,650	3,650
Total Assets	$ 269,009	$ 182,418
Liabilities and Stockholders' Deficiency		
Current Liabilities		
Convertible Notes Payable	$ 50,000	$ 50,000
Notes Payable – Related Party	210,000	100,000
Accounts Payable and Accrued Liabilities	145,728	130,067
Deferred Revenue	86,199	168,404
Total Current Liabilities	491,927	448,471
Commitments and Contingencies	--	--
Stockholders' Deficiency		
Preferred Stock, $0.0001 Par Value, 5,000,000 Shares Authorized and Unissued	--	--
Common Stock, $0.0001 Par Value; 100,000,000 Shares Authorized; Shares Issued and Outstanding, 24,586,672 at October 31, 2011 and 2010	2,459	2,459
Additional Paid in Capital	7,100,728	7,099,269
Accumulated Deficit	(7,326,105)	(7,367,781)
Total Stockholders' Deficiency	(222,918)	(266,053)
Total Liabilities and Stockholders' Deficiency	$ 269,009	$ 182,418

MOBIFORM SOFTWARE, INC.

STATEMENT OF OPERATIONS

	For the Years Ended October 31, 2011	For the Years Ended October 31, 2010
Revenue	$ 980,909	$ 824,508
Operating Expenses		
Payroll Expenses	631,552	594,267
Consulting Fees – Share Based	1,459	73,200
Professional Fees	114,561	137,719
Advertising	32,286	34,436
Depreciation and Amortization	13,863	13,922
Consulting Fees	40,130	51,456
Office	14,405	13,244
Rent	38,949	38,989
Telephone and Communication	7,415	12,279
Other	30,093	35,466
Total Operating Expenses	924,713	1,004,978
Operating Income (Loss)	56,196	(180,470)
Other Income (Expenses)		
Interest Expense	(4,000)	(4,000)
Interest Expense-Related Party	(10,520)	(8,000)
Total Other Income (Expenses)	(14,520)	(12,000)
Income (Loss) Before Income Taxes	41,676	(192,470)
Provision for Income Taxes	--	--
Net Income (Loss)	$ 41,676	$ (192,470)
Net Income (Loss) Per Common Share – Basic and Diluted	$ --	$ (0.01)
Weighted-Average Common Shares Outstanding – Basic and Diluted	24,586,672	24,543,057

Information for Shareholders

Head Office

Mobiform Software, Inc.

1255 N. Vantage Point Dr., Suite A Phone: (352) 564-9610

Crystal River, FL 34429 Fax: (352) 564-9611

www.mobiform.com

Investor Relations

Kathleen O'Keefe Phone: (352) 564-9610

General Manager **kokeefe@mobiform.com**

Email Alerts

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corpcommunications@mobiform.com with "E-Mail Alert" in the subject line.

Exchange Listing

Mobiform is listed on the OTC Bulletin Board® under the symbol "MOBS"

Professional Services

Legal Counsel — Guzov Ofsink, LLC

Auditors — Meyler & Co., LLC

Bank — Bank of America